                                                                EXHIBIT 5


                                 April 28, 1994




Bearings, Inc.
3600 Euclid Avenue
Cleveland, Ohio  44115

Gentlemen:

                        In connection with the filing by Bearings, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, of a Form S-3 Registration Statement (the "Registration Statement") with respect to 196,097 shares of Common Stock, without par value, of the Corporation (the "Shares") issued and any additional 3,903 shares of Common Stock, without par value, of the Corporation (the "Additional shares") that may be issued in connection with the closing of the transaction contemplated by the Asset Purchase Agreement dated as of March 10, 1994 among the Corporation, ML Acquisition Co., Mainline Industrial Distributors, Inc. and those persons listed in Schedule 4.1 thereto (the "Purchase Agreement"), we have examined the following:

                        1.      The Amended and Restated Articles of
         Incorporation and the Code of Regulations of the Corporation, as presently in effect.

                        2.      Such records of corporate proceedings
         and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

                        3. The form of the Registration Statement to be filed with the Commission.

                        4. Copies of the Purchase Agreement and the records of the proceedings of the Board of Directors of the Corporation and of the shareholders of the Corporation relating to the approval and adoption thereof.

                        Based upon the foregoing and legal matters which we deem relevant, we are of the opinion that:

                        (a) The Corporation is a corporation duly organized and validly existing under the laws of the State of Ohio.

                        (b) The Shares have been validly issued and are fully paid and non-assessable.

                        (c) The Additional Shares, when issued as provided for under the Purchase Agreement, will be validly issued, fully-paid, and non-assessable.

                        This opinion is for use in connection with the filing of the Registration Statement and may be relied upon by you and by the Commission in connection therewith. It may not be relied upon by you or by the Commission for any other purpose, or by any other individual or organization for any purpose, without our prior written consent.

                        We consent to the filing of this opinion with the Registration Statement and to the use of our name therein.

                                         Very truly yours,



                                         THOMPSON, HINE AND FLORY